                                                                    EXHIBIT 10.9

MERRIMAN
CURHAN
FORD & CO.



June 6, 2003

Chuck Ramey
Chairman & CEO
US Dataworks
5301 Hollister Rd
Suite 250
Houston, TX 77040

PERSONAL & CONFIDENTIAL
-----------------------

                  MERRIMAN CURHAN FORD & CO. ADVISORY AGREEMENT

Dear Chuck:

         Merriman Curhan Ford & Co. ("MCF") is pleased to act as financial advisor to US Dataworks, Inc. (the "Company"). We will assist the Company in its efforts to obtain financing in the form of a private investment in cash in the equity of the Company (a "Capital Raising Transaction").

         1. SERVICES. In connection with this engagement, MCF will perform the following service:

         (a) CAPITAL RAISING. MCF will introduce the Company to potential investors who may have an interest in financing the Company. MCF will prepare the Company for investor visits, management presentations, and will assist as appropriate with responses to requests for data and other activities. The Company is free, at its sole discretion, to accept or reject the terms of any proposed financing.

         2. INFORMATION PROVIDED TO MCF. In connection with our engagement, the Company has agreed to furnish to MCF, on a timely basis, all relevant information reasonably requested by MCF that is needed by MCF to perform under the terms of this agreement. During our engagement, it may be necessary for us: to interview the management of, the auditors for, and the consultants and advisors to, the Company; to rely (without independent verification) upon data furnished to us by them; and to review any financial and other reports relating to the business and financial condition of the Company as we may determine to be relevant under the circumstances. In this connection, the Company will make available to us such information as we may reasonably request, including information with respect to the assets, liabilities, earnings, earning power, financial condition, historical performance, future prospects and financial


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projections and the assumptions used in the development of such projections of the Company. We agree that all nonpublic information and any information identified by you as confidential or proprietary obtained by us in connection with our engagement will be held only by us, and in strict confidence, and will be used only by us solely for the purpose of performing our obligations relating to our engagement as set forth herein.

         We do not assume any responsibility for, or with respect to, the accuracy, completeness or fairness of the information and data supplied to us by the Company or its representatives. In addition, the Company acknowledges that we will assume, without independent verification, that all information supplied to us with respect to the Company will be true, correct and complete in all material respects and will not contain any untrue statements of material fact or omit to state a material fact necessary to make the information supplied to us in light of the surrounding circumstances not misleading. If at any time during the course of our engagement the Company becomes aware of any material change in any of the information previously furnished to us, it will promptly advise us of the change.

         3. SCOPE OF ENGAGEMENT. MCF has been engaged by the Company only in connection with the matters described in this letter agreement and for no other purpose. We have not made, and will assume no responsibility to make any representation in connection with our engagement as to any legal matter. Except as specifically provided in this letter agreement, MCF shall not be required to render any advice or reports in writing or to perform any other services.

         4. TERM OF ENGAGEMENT. Our representation will continue for a period of six months from the date this letter agreement is executed with MCF; however either party may terminate the relationship at any time upon thirty days written notice to the other party. Notwithstanding the foregoing, in the event of termination or expiration of this agreement, MCF's fees and expenses which are then due and payable pursuant to paragraph 5 at the time of such termination or expiration will be paid and the Company's obligation to pay any applicable Financing Completion Fee in accordance with the terms of paragraph 5(a)(i) will continue for six months from the date of this letter agreement.

         5. FEES AND EXPENSES. The Company agrees to reimburse our reasonable out-of-pocket expenses incurred during the term of this Letter Agreement upon presentation of a reasonably detailed statement of expenses (including, but not limited to, messenger, overnight courier, printing, travel and counsel fees), up to a maximum of $10,000.

         Additional performance-based compensation for our services will be as follows:

         (a) CAPITAL RAISING.

              (i) FINANCING COMPLETION FEE. At the time the Capital Raising Transaction closes, MCF will be paid a cash Financing Completion Fee equal to 7.5% of the total amount of cash invested in the Company in exchange for equity in the Company by the entities listed in APPENDIX A (the "Investors"); provided that the Company shall have no obligation to pay any fees to MCF in the event the closing of the Capital Raising


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                   Transaction occurs on a date more than six months after the date of this Letter Agreement.

         6. INDEMNITY AND CONTRIBUTION. The parties agree to the terms of MCF's standard indemnification agreement, which is attached hereto as Appendix B and incorporated herein by reference. The provisions of this paragraph 6 shall survive any termination of this Agreement.

         7. OTHER BUSINESS. The Company understands that if MCF is asked to act for the Company in any other formal additional capacity relating to this engagement but not specifically addressed in this letter, such as acting as an underwriter in connection with the issuance of securities by the Company, then such activities shall constitute separate engagements and the terms and conditions of any such additional engagements will be embodied in one or more separate written agreements, containing provisions and terms to be mutually agreed upon, including without limitation appropriate indemnification provisions.

         8. OTHER MCF ACTIVITIES. MCF is a full service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In the ordinary course of our trading and brokerage activities, MCF or its affiliates may hold positions, for its own account or the accounts of customers, in equity, debt or other securities of the Company.

         9. COMPLIANCE WITH APPLICABLE LAW. In connection with this engagement, the Company and MCF will comply with all applicable federal, state and foreign securities laws and other applicable laws.

         10. INDEPENDENT CONTRACTOR. MCF is and at all times during the term hereof will remain an independent contractor, and nothing contained in this letter agreement will create the relationship of employer and employee or principal and agent as between the Company and MCF or any of its employees. MCF shall have no authority to bind or act for the Company in any respect. It is understood that MCF responsibility to the Company is solely contractual in nature and that MCF does not owe the Company, or any other party, any fiduciary duty as a result of its engagement.

         11. BEST EFFORTS ENGAGEMENT FOR CAPITAL RAISING. It is expressly understood and acknowledged that MCF's engagement for Capital Raising does not constitute any commitment, express or implied, on the part of MCF or of any of its affiliates to purchase or place the Company's securities or to provide any type of financing and that any Capital Raising engagement will be conducted by MCF on a "best efforts" basis. It is further understood that MCF's services hereunder shall be subject to, among other things, satisfactory completion of due diligence by MCF, market conditions, the absence of adverse changes to the Company's business or financial condition, approval of MCF's internal commitment committee and any other conditions that MCF may deem appropriate for placements of such nature. In addition the Company is not obligated to conclude any Capital Raising Transaction and would not have to pay any Financing Completion Fees if a Capital Raising Transaction is not completed during the term of this letter agreement.

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         12. SUCCESSORS AND ASSIGNS. This letter agreement and all obligations and benefits of the parties hereto shall bind and shall inure to their benefit and that of their respective successors and assigns. The indemnity and contribution provisions incorporated into this letter agreement are for the express benefit of the officers, directors, employees, consultants, agents and controlling persons of MCF and their respective successors and assigns.

         13. ANNOUNCEMENTS. Upon the closing of a Capital Raising Transaction for which MCF is eligible to receive a Financing Completion Fee hereunder, the Company grants to MCF the right to place customary announcement(s) of this engagement in certain newspapers and to mail announcement(s) to persons and firms selected by MCF, and all costs of such announcement(s) will be borne by MCF; provided that all such announcements shall comply with applicable law and be consented to in writing by the Company (which consent shall not be unreasonably withheld).

         14. ARBITRATION. Any dispute between the parties concerning the interpretation, validity or performance of this letter agreement or any of its terms and provisions shall be submitted to binding arbitration in San Francisco County, California, before the American Arbitration Association, and the prevailing party in such arbitration shall have the right to have any award made by the arbitrators confirmed by a court of competent jurisdiction. The provisions of Section 1283.05 of the California Code of Civil Procedure, authorizing the taking of depositions and obtaining discovery, are incorporated herein by this reference and shall be applicable to any such arbitration.

         15. GENERAL PROVISIONS. No purported waiver or modification of any of the terms of this letter agreement will be valid unless made in writing and signed by the parties hereto. Section headings used in this letter agreement are for convenience only, are not a part of this letter agreement and will not be used in construing any of the terms hereof. This letter agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof, and there are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either of the parties hereto which is to be embodied in this letter agreement, and none of the parties hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention, not so set forth herein. No provision of this letter agreement shall be construed in favor of or against either of the parties hereto by reason of the extent to which either of the parties or its counsel participated in the drafting hereof. If any provision of this letter agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall in no way be affected and shall remain in full force and effect. In case of any litigation or arbitration between the parties hereto, the prevailing party shall be entitled to its reasonable legal fees. This letter agreement is made and entered in the State of California, and the laws of that state relating to contracts made in, and to be performed entirely in, the State shall govern the validity and the interpretation hereof. This letter agreement may be executed in any number of counterparts and by facsimile signature.

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         If the foregoing correctly sets forth your understanding of our agreement, please sign the enclosed copy of this letter and return it to MCF, whereupon it shall constitute a binding agreement between us.

                                           Very truly yours,

                                           MERRIMAN CURHAN FORD & CO.



                                           By:/s/ D. Jonathan Merriman
                                              ----------------------------------
                                              D. Jonathan Merriman
                                              Chairman & CEO

         The undersigned hereby accepts, agrees to and becomes party to the foregoing letter agreement, effective as of the date first written above.

By: /s/ Chuck Ramey
    --------------------
    Chuck Ramey
    Chairman & CEO

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                           APPENDIX A - THE INVESTORS
                           --------------------------

Bonanza Capital



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                      APPENDIX B-INDEMNIFICATION AGREEMENT
                      ------------------------------------

The Company agrees to indemnify and hold harmless MCF and its officers, directors, employees, consultants, attorneys, agents and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (MCF and each such other persons are collectively and individually referred to below as an "Indemnified Party") from and against any and all loss, claim, damage, liability and expense whatsoever, as incurred, including, without limitation, reasonable costs of any investigation, legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted, to which the Indemnified Party may become subject under any applicable federal or state law (whether in tort, contract or on any other basis) or otherwise, and related to the performance by the Indemnified Party of the services contemplated by this letter agreement and will reimburse the Indemnified Party for all reasonably incurred expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not the Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitrator, not subject to appeal or further appeal, to have resulted from the Indemnified Party's bad faith, willful misconduct or gross negligence. The Company also agrees that the Indemnified Party shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company related to, or arising out of, the engagement of the Indemnified Party pursuant to, or the performance by the Indemnified Party of the services contemplated by, this letter agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitrator, not subject to appeal or further appeal, to have resulted from the Indemnified party's bad faith, willful misconduct or gross negligence.

If the indemnity provided above shall be unenforceable or unavailable for any reason whatsoever, the Company, its successors and assigns, and the Indemnified Party shall contribute to all such losses, claims, damages, liabilities and expenses (including, without limitation, all reasonable costs of any investigation, legal or other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and MCF under the terms of this letter agreement or (ii) if the allocation provided for by clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), but also the relative fault of the Company and MCF in connection with the matter(s) as to which contribution is to be made. The relative benefits received by the Company and MCF shall be deemed to be in the same proportion as the fee the Company actually pays to MCF bears to the total value of the consideration paid or committed to be paid to the Company and/or the Company's shareholders in the Capital Raising Transaction. The relative fault of the Company and MCF shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by MCF and the Company's and MCF's relative intent, knowledge, access to information and opportunity to correct. The Company and MCF agree that it would not be just or equitable if contribution pursuant to this paragraph were determined by pro rata


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allocation or by any other method of allocation which does not take into account these equitable considerations. Notwithstanding the foregoing, to the extent permitted by law, in no event shall the Indemnified Party's share of such losses, claims, damages, liabilities and expenses exceed, in the aggregate, the fee actually paid to the Indemnified Party by the Company.

The Indemnified Party will give prompt written notice to the Company of any claim for which it seeks indemnification hereunder, but the omission to so notify the Company will not relieve the Company from any liability which it may otherwise have hereunder except to the extent that the Company is damaged or prejudiced by such omission or from any liability it may have other than under this Appendix B. The Company shall have the right to assume the defense of any claim, lawsuit or action (collectively an "action") for which the Indemnified Party seeks indemnification hereunder, subject to the provisions stated herein with counsel reasonably satisfactory to the Indemnified Party (it being expressly understood that Wilson Sonsini Goodrich & Rosati, Professional Corporation, is hereby deemed counsel reasonably satisfactory to the Indemnified Party.) After notice from the Company to the Indemnified Party of its election so to assume the defense thereof, and so long as the Company performs its obligations pursuant to such election, the Company will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at its own expense; provided, however, that the reasonable fees and expenses of such counsel shall be at the expense of the Company if the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Company and the Indemnified Party shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to the Indemnified Party which are different from, or in conflict with, any legal defenses which may be available to the Company (in which event the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Party, it being understood, however, that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all Indemnified Parties in each jurisdiction in which counsel is needed). Despite the foregoing, the Indemnified Party shall not settle any claim without the prior written approval of the Company, which approval shall not be unreasonably withheld, so long as the Company is not in material breach of this Appendix B. Also, each Indemnified Party shall make reasonable efforts to mitigate its losses and liabilities.

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                                   ADDENDUM TO
                           MERRIMAN CURHAN FORD & CO.
                               ADVISORY AGREEMENT

THIS ADDENDUM, entered into on this second day of October, 2003, by and between Merriman Curhan Ford and Company ("MCF") and US Dataworks, Inc., a Nevada corporation (the "Company") shall amend and restate certain section of that certain advisory agreement entered into by MCF and the Company dated June 6, 2003 (the "Advisory Agreement"). Only those sections specifically described shall be amended and restated and all other provisions of the Advisory Agreement shall remain unchanged.

THE FOLLOWING SECTION SHALL BE AMENDED AS FOLLOWS:

I. Insert new subsection 5(a)(ii):

5.       Fees and Expenses.
         ------------------

         a. Capital Raising.
            ----------------

                  (ii) ADJUSTED COMPLETION FEE. As MCP and the Company may agree, from time-to-time during the tam of fhis Advisory Agreement, the Financing Completion Fee may be adjusted for certain Investors, as specifically listed in Appendix A.
II. Add the following Investors to Appendix A:

         APPENDIX A - The Investors
         --------------------------

         Bonanza Capital
         Bonanza Master Fund, Ltd.
         Icon Investors, Ltd.
         D. Jonathan Merriman
         Ken Werner
         Gregory Curhan
         John Winfield
         Zero-Thirty-three Fund
         Richard Green

         Adjusted Completion Fee:
         ------------------------
         Sherman Morris Harris Group (one and one-half percent (1.5%))

MCF and the Company hereby accept and agree to the aforementioned amendments to the Advisory Agreement as of the date herein ascribed.

MERRIMAN CURHAN FORD & CO.                    US DATAWORKS, INC.

      /s/ Peter Marcil                        /s/ John J. Figone
      ----------------------------            ----------------------------------
By:  Its authorized representative            By:  Its authorized representative
      Managing Director                       VP & General Counsel
      ----------------------------            ----------------------------------
       Title                                  Title


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